                                                                  Exhibit 10.3

                        AMENDMENT TO GUARANTEE AGREEMENT

                  THIS AMENDMENT TO GUARANTEE AGREEMENT (this "AMENDMENT"), dated as of this 21st day of November, 1996, is entered into by and among BLACK BOX CORPORATION, a Delaware corporation (formerly known as MB Communications, Inc.; the "GUARANTOR") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("PRUDENTIAL"), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("EQUITABLE"), EQUITABLE VARIABLE LIFE INSURANCE COMPANY ("EQUITABLE/V") and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, ("MASSMUTUAL," and together with Prudential, Equitable and Equitable/V, the "NOTEHOLDERS").

                             W I T N E S S E T H :

                  WHEREAS, Black Box Corporation of Pennsylvania, a Delaware corporation (formerly known as Black Box Corporation; the "COMPANY"), pursuant to those certain separate Note Agreements, each dated as of May 6, 1994 (as such agreements are amended, supplemented or otherwise modified, the "NOTE AGREEMENTS"), issued and sold to the purchasers named therein $40,000,000 in aggregate principal amount of its 8.81% Senior Notes due May 6, 1999 (the "NOTES");

                  WHEREAS, the proceeds of the Notes were loaned to the Guarantor to enable the Guarantor to repay certain indebtedness of the Guarantor;

                  WHEREAS, to secure the repayment of the Notes, the Guarantor entered into that certain Guarantee Agreement, dated as of May 6, 1994, in favor of and for the benefit each of the holder of any Notes (the "GUARANTEE");

                  WHEREAS, in connection with the organization by the Guarantor of BBox Holding Company, a Delaware corporation and Wholly-Owned Subsidiary of the Guarantor (the "HOLDING COMPANY GUARANTOR") and the contribution by the Guarantor to the Holding Company Guarantor of 100% of the outstanding capital stock of the Company (the "RESTRUCTURING"), the Guarantor has requested, and the Noteholders have agreed to consent to, certain modifications of the Guarantee pursuant to Section 6.1 thereof; and

                  WHEREAS, in connection with the Restructuring, the Company and the Noteholders are entering into that certain Second Modification of Note Purchase Agreements, dated as of November 21, 1996 (the "SECOND MODIFICATION"); and

                  WHEREAS, the Guarantee provides that it may be amended (other than to make certain types of modifications not requested by the Guarantor) with the consent of not less than two-thirds in aggregate principal amount of the Notes at any time outstanding under the Note Agreements; and

                  WHEREAS, Prudential, Equitable, Equitable/V and MassMutual are, on the date hereof, the holders of 100% of the aggregate principal amount of the Notes outstanding under the Agreements; and

                  WHEREAS, as a condition precedent to the effectiveness of the Second Modification, the Noteholders have requested, among other things, that the Guarantor execute and deliver this Amendment for the benefit of the Company and the Noteholders; and


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                  NOW THEREFORE, for value received, to satisfy one of the
conditions precedent to the effectiveness of the Second Modification, to induce the Noteholders to enter into the Second Modification, to induce any Transferee to accept the transfer of all or any part of any Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

                  1. DEFINITIONS. Unless the context otherwise requires, capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to them in the Guarantee.

                  2. AMENDMENTS TO GUARANTEE AGREEMENT.

                  The Guarantor and the Noteholders agree to the following
Amendments:

                  (a) Section 1.1 of the Guarantee is amended to add the following definitions thereto:

                  "HOLDING COMPANY GUARANTOR" shall mean BBox Holding Company, a Delaware corporation.

                  "HOLDING COMPANY GUARANTEE AGREEMENT" shall mean that certain Guarantee Agreement dated as of November 21, 1996, made by the Holding Company Guarantor in favor of the Noteholders, as amended, modified or supplemented from time to time.

                  (b) The definition of "Consolidated Net Income Available for Stock Payments" in Section 1.1 of the Guarantee is amended in its entirety to read as follows:

                  "CONSOLIDATED NET INCOME AVAILABLE FOR STOCK PAYMENTS " shall mean, with respect to any fiscal year, (i) 50% of Adjusted Consolidated Net Income for the immediately preceding fiscal year if the Guarantor had positive Adjusted Consolidated Net Income in such immediately preceding fiscal year, or
(ii) zero if the Guarantor had negative Adjusted Consolidated Net Income in such immediately preceding fiscal year.

                  (c) Section 3.11 of the Guarantee is amended in its entirety to read as follows:

                  SECTION 3.11 CONSOLIDATED TAX RETURN. The Guarantor covenants that it will not, and will not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Company, the Guarantor, the Holding Company Guarantor and their respective Subsidiaries.

                  (d) Section 4.1 of the Guarantee is amended in its entirety to read as follows:

                  SECTION 4.1 CONSOLIDATED NET WORTH. The Guarantor will not permit the Consolidated Net Worth of the Guarantor at any time to be less than $60,000,000; provided, that such amount shall be increased on the last day of each fiscal year of the Guarantor, beginning with the fiscal year ending March 31, 1997, by an amount equal to 50% of the Guarantor's Consolidated Net Income for such fiscal year, provided, further, that such amount shall not be decreased as the result of any loss.

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                  (e) Section 4.2 of the Guarantee is amended in its entirety to read as follows:

                  SECTION 4.2 CASH FLOW OF THE GUARANTOR. The Guarantor will not permit, as of the last date of each fiscal quarter, the ratio of (a) Consolidated Net Income of the Guarantor and its consolidated Subsidiaries plus the amortization expense of the Guarantor and its consolidated Subsidiaries related to intangible assets for the four (4) most recently completed fiscal quarters to (b) the aggregate Indebtedness of the Guarantor and its consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, to be less than .25 to 1.

                  (f) Section 4.3 of the Guarantee is amended in its entirety to read as follows:

                  SECTION 4.3 INDEBTEDNESS TO TOTAL CAPITALIZATION. The Guarantor will not permit the ratio of Indebtedness of the Guarantor and its Subsidiaries to Adjusted Total Capitalization to be greater than (a) 60% during the period from April 1, 1996, through March 31, 1997, and (b) 55% from and after April 1, 1997.

                  (g) Section 4.5 of the Guarantee is amended to add the following new clauses (ii) and clause (iii) thereto immediately following clause (i) and to renumber clauses (ii) and (iii) thereto as clauses (iv) and
(v):

                        (ii) subject to Section 4.18, the Bank Credit Agreement;

                       (iii) the Holding Company Guarantee Agreement;

                  (h) Section 4.8 of the Guarantee is amended in its entirety to read as follows:

                  SECTION 4.8 CAPITAL EXPENDITURES. The Guarantor will not, and will not permit any Subsidiary of the Guarantor to, make any Capital Expenditures on or after the date hereof, except for Capital Expenditures not in excess of $3,500,000 in the aggregate by the Guarantor and its Subsidiaries in any fiscal year and subject to compliance, to the extent applicable, with the additional restrictions contained in paragraph 6 of the Note Agreements.

                  (i) Clause (ii)(a) of Section 4.9 of the Guarantee is amended in its entirety to read as follows:

                  a) subject, to the extent applicable, to compliance with paragraph 6 of the Note Agreements, transfers of property between Wholly-Owned Subsidiaries of the Guarantor and from Subsidiaries of the Guarantor to the Guarantor or Wholly-Owned Subsidiaries of the Guarantor and the transfer of all of the capital stock of the Company from the Guarantor to the Holding Company Guarantor; and

                  (j) Section 4.17 of the Guarantee is amended in its entirety to read as follows:

                  SECTION 4.17 STOCK PAYMENTS. The Guarantor covenants that it will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, any Stock Payment unless (a) no Default or Event of Default exists or would result therefrom or (b) immediately after giving effect to such proposed Stock Payment, the aggregate amount of all Stock Payments for any fiscal

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year, beginning with the fiscal year ending March 31, 1997, would not exceed Consolidated Net Income Available for Stock Payments for such fiscal year.

                  2. SCHEDULES AND EXHIBITS. Schedules 5.1-1 and 5.1-2 to the Guarantee Agreement are hereby replaced by Schedules 5.1-1 and 5.1-2 attached to this Amendment.

                  3. INDUCING REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to each Noteholder as follows:

                  (a) This Amendment and the consent of the Guarantor to the Modification to Note Purchase Agreements dated as of November 21, 1996 between the Company and the Noteholders (the "CONSENT") and the consent of the Guarantor to the Second Modification (the "SECOND CONSENT") have each been duly authorized by all necessary corporate action on the part of the Guarantor. Each of this Amendment, the Consent and the Second Consent, when executed and delivered by the Guarantor will constitute, the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (ii) general principles of equity, (regardless of whether such enforceability is considered in a proceeding in equity or at law). No further consent of any other Person is required for the execution, delivery and performance of this Amendment and the Consent.

                  (b) The execution, delivery and performance by the Guarantor of this Amendment, the Consent and the Second Consent will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter or by-laws, or any other agreement or instrument to which the Guarantor or any Subsidiary is bound or by which the Guarantor or any Subsidiary or any of their respective properties may be bound or affected,
(ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary or
(iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary.

                  (c) No consent, approval or authorization of, or registration, filing or declaration with any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Amendment or the Consent.

                  4. This Amendment shall become effective when and only when each of the conditions in paragraph 4 of the Second Modification has been satisfied.

                  5. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

                  6. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

                  7. Except as specifically amended by this Agreement, the Guarantee shall remain in full force and effect and is hereby ratified and confirmed in all respects.


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                  IN WITNESS WHEREOF, this Amendment has been duly executed by the Guarantor as of the date first above written.

                                                 BLACK BOX CORPORATION

                                                 By:  /s/ FREDERICK C. YOUNG
                                                     ------------------------
                                                     Title: Vice President


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                         ACKNOWLEDGMENT OF CORPORATION

          COMMONWEALTH OF PENNSYLVANIA      )
                                            ) SS.
          COUNTY OF ALLEGHENY               )

                  The foregoing instrument was acknowledged before me this 20th day of November, 1996, by Frederick C. Young, the Secretary of Black Box Corporation on behalf of the corporation.

/s/ JUDITH D. BUNTING
------------------------
Notary Public
My commission expires:


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          Acknowledged and agreed to in Newark, New Jersey as of this 21ST day of November, 1996:

                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                          AMERICA

                                        By:  /s/ KEVIN J. KRASKA
                                           ------------------------
                                           Title: VICE PRESIDENT


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          Acknowledged and agreed to in New York, New York, as of this 18TH day of November, 1996:

                                        THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                          THE UNITED STATES

                                        By: /s/ JOEL SEREBRANSKY
                                           ---------------------------
                                           Title: INVESTMENT OFFICER


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          Acknowledged and agreed to in New York, New York, as of this 18TH day of November, 1996:

                                        EQUITABLE VARIABLE LIFE INSURANCE
                                          COMPANY

                                        By:  /s/ JOEL SEREBRANSKY
                                            ----------------------------
                                            Title: INVESTMENT OFFICER


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          Acknowledged and AGREED TO IN SPRINGFIELD, MASSACHUSETTS, AS OF THIS
21ST NOVEMBER, 1996:

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                          COMPANY

                                        BY: /s/ MARK A. AHMED
                                            --------------------------
                                            TITLE: MANAGING DIRECTOR


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                                                                  SCHEDULE 5.1-1

                                  SUBSIDIARIES

                                 (See Attached)


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                                                                  SCHEDULE 5.1-2

                    PARTNERSHIP AND JOINT VENTURE INTERESTS

                                 (See Attached)